SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 29, 2004

Johnson Outdoors Inc.
on behalf of
Johnson Outdoors Retirement and Savings Plan
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)
(262) 631-6600
(Registrant's telephone number)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Auditors for Savings Plan.

On March 29, 2004, the committee (the “Committee”) that administers the Johnson Outdoors Retirement and Savings Plan (the “Plan”) notified Ernst & Young LLP that its appointment as independent auditors for the Plan was terminated. Ernst &Young LLP will continue to act as independent auditors for Johnson Outdoors Inc., a Wisconsin corporation (the “Company”).

The audit reports issued by Ernst & Young LLP on the financial statements of the Plan for each of the fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with Ernst & Young LLP’s audits for the fiscal years ended December 31, 2002 and 2001 and through March 29, 2004, the Plan has had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in their report on the Plan’s financial statements for such years; nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Current Report on Form 8-K is a copy of Ernst & Young LLP’s letter, dated April 5, 2004, stating its agreement with such disclosure.

(b)	New Independent Auditors for Savings Plan.

As of March 29, 2004, the Committee has engaged Grant Thornton as independent auditors for the Plan. The engagement of Grant Thornton to audit the Plan’s financial statements was approved by the Committee. The engagement of Grant Thornton relates only to the audit of the Plan’s financial statements. During the two most recent fiscal years and through March 29, 2004, neither the Plan nor the Company have consulted with Grant Thornton regarding any of the matters identified in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(16.1)	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 5, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Dated: April 5, 2004	By: /s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold
Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit
Number           Description

(16.1)	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 5, 2004.